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                                                                      EXHIBIT 99

List of Pending Cases

     In addition to those pending cases previously reported in Exhibit 99 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and Exhibit 99 of the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, Registrant has been named as a defendant in the following smoking and health proceedings:

     Dingess, W. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, June 22, 2000;

     Edwards, H. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, July 6, 2000;

     Frankson, G. v. The American Tobacco Company, et al., Supreme Court (State) New York, Kings County, August 24, 2000;

     Harbert, R. v. The American Tobacco Company, et al., Circuit Court of Kanawha County, West Virginia, June 13, 2000;

     Hensley, H. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, July 3, 2000;

     Honduras (The Republic of) v. Philip Morris Companies, Inc., et al., Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, October 5, 2000;

     Johnson, A. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, June 16, 2000;

     Jones, W. v. The American Tobacco Company, et al., Circuit Court of Kanawha County, West Virginia, June 6, 2000;

     Leake, C. v. American Brands, Inc., Circuit Court of Kanawha County, West Virginia, August 14, 2000;

     Leavitt, C. v. Fortune Brands, Inc., et al., U.S. District of Maine (Bangor), May 6, 1998;

     Mace, M. v. American Brands, Inc., et al., Circuit Court of Kanawha County, West Virginia, June 2, 2000;
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     Maynard, M. v. The American Tobacco Company, et al., Circuit Court of
Kanawha County, West Virginia, June 9, 2000;

     Mitchell, S. v. The American Tobacco Company, et al., Iowa District Court for Wapello County, October 18, 2000;

     Morris, R. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, July 3, 2000; and

     Temple, C. v. The American Tobacco Company, et al., USDC, Middle District of Tennessee, September 11, 2000.
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List of Terminated Cases

     The following smoking and health proceedings have been terminated and were not previously reported as such:

     Akers, B. v. The American Tobacco Company, et al., Circuit Court of the State of West Virginia, Kanawha County, October 28, 1998, Dismissed 9/16/99;

     Blain, R. v. RJR Nabisco, Inc., et al., Circuit Court of the State of West Virginia, Kanawha County, June, 2, 1999, Dismissed 3/21/00;

     Evans, B. v. Philip Morris Incorporated, et al., Circuit Court of Jasper County, Mississippi, June 10, 1997, Dismissed;

     Evans, R. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, August 23, 1996, Dismissed 7/21/00;

     Huffman, C. v. American Tobacco Company, et al., Circuit Court of the State of West Virginia, Kanawha County, February 13, 1998, Dismissed 3/17/99;

     Inzerilla, R. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, July 16, 1996, Dismissed 3/6/00;

     Jackson, C. v. Philip Morris Incorporated, et al., District Court of Salt Lake County, Utah, March 10, 1998, Dismisseed 2/3/00;

     McCune, J. v. The American Tobacco Company, et al., United States District Court for the Southern District of West Virginia, January 31, 1997, Dismissed 9/99;

     Morris, L. v. R.J. Reynolds, et al., Circuit Court of the State of West Virginia, Kanawha County, March 13, 1998, Dismissed 3/21/00;

     Newkirk, S. v. The American Tobacco Company, et al., Circuit Court of the State of West Virginia, Kanawha County, July 31, 1998, Dismissed 3/21/00;

     Shaffer, G. v. The American Tobacco Company, et al., Superior Court of California, County of Sacramento, February 14, 2000, Dismissed 8/17/00;

     Thompson, J. v. American Tobacco Company, Inc., et al., State of Minnesota District Court, County of Ramsey Judicial District, September 4, 1996 (formerly reported under the caption "Masepohl"), Dismissed 5/23/00;

     Tucker, D. v. The American Tobacco Company, et al., U.S.D.C., District of Nevada, March 21, 2000, Dismissed 5/26/00;
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     Utah Laborers, et al. v. The American Tobacco Company, et al., United
States District Court for the District of Utah, June 4, 1998, Dismissed 4/14/00; and

     Wilkinson, L. v. The American Tobacco Company, et al., Circuit Court, Putnam County, West Virginia, January 19, 1999, Dismissed 7/9/99.